As filed with the Securities and Exchange Commission on July 5, 2016

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	84-1375299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Sonny Bal, MD

President and Chief Executive Officer

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Sam Gardiner David F. Marx Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101	Ty Lombardi. Chief Financial Officer Amedica Corporation 1885 West 2100 South Salt Lake City, UT, 84119 (801) 839-3500	Joseph Smith Michael Nertney Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (File No. 333-211520)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer	[ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of Registration Fee (2) (4)
Class A Units consisting of:	$1,150,000	$115.81
(i) shares of common stock, par value $0.01 per share
(ii) Series E Warrants to purchase common stock(3)
Class B Units consisting of:
(i) Series A Convertible Preferred Stock(3)
(ii) Common Stock issuable on conversion of Series A Convertible Preferred Stock
(iii) Series E Warrants to purchase common stock(3)
Common stock issuable upon exercise of the Series E Warrants	533,928	53.77
Total	$1,683,938	$169.58

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Also includes the offering price of additional units that the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	No separate fee required pursuant to Rule 457 under the Securities Act of 1933.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the public offering of Class A Units and Class B Units (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-211520), which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2016, and which, as amended, was declared effective by the SEC on July 1, 2016 (the “Prior Registration Statement”). This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $1,683,928. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on July 5, 2016.

AMEDICA CORPORATION

By:	/s/ B. Sonny Bal MD
B. Sonny Bal
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ B. Sonny Bal	Chief Executive Officer, President and Chairman of the Board of Directors (principal executive officer)	July 5, 2016
B. Sonny Bal, MD

/s/ Ty Lombardi	Chief Financial Officer (principal financial and accounting officer)	July 5, 2016
Ty A. Lombardi

*	Director	July 5, 2016
Eric A. Stookey

*	Director	July 5, 2016
David W. Truetzel

*	Director	July 5, 2016
Jeffrey S. White

*By:	/s/ B. Sonny Bal
B. Sonny Bal, MD
Attorney-in-fact

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

5.1	Opinion of Counsel with respect to the legality of the securities being registered	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)	X
24.1	Power of Attorney		Form S-1 (Exhibit 24.1)	5/23/16	333-2111520